UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 15, 2017

E-Debit Global Corporation

(Exact name of Registrant as specified in its charter)

Colorado	000-32051	98-0233968
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2801 Youngfield Street, Ste. 300

Golden, CO  80401

(Address of Principal Executive Offices)

(720) 840-5280

(Registrant's Telephone Number, Including Area Code)

#12-3620 - 29th Street N.E., Calgary Alberta Canada T1Y 5Z8

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company /X/

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   /_/

ITEM 8.01

E-DEBIT GLOBAL CORPORATION ANNOUNCES SIGNING OF MEMORANDUM OF UNDERSTANDING WITH SEATTLE WASHINGTON BASED CORPORATION AFFORDABLE GREEN HOLDINGS, LLC.

Golden, Colorado – E-Debit Global Corporation (the “Corporation)”) announces the signing of a Memorandum of Understanding on the 8th day of September 2017 with Affordable Green Holdings, LLC in order to conduct joint reviews, due diligence investigations and negotiations to merge their respective business operations to form a new or combined business entity.

Overview:

Doug Mac Donald, President of E-Debit Global Corporation advises “we have successfully commenced the first stage of our review of the mutual business opportunities being presented by Affordable Green Holdings, LLC (“AGH”). Since its inception in 2008 AGH has been at the forefront of the State of Washington’s regulated medicinal marijuana business space expanding into the recreational marketplace in 2012. AGH holds a balanced combination of experience and expertise that includes a licensed CPA, an Equities Trader, a retired NFL athlete with a degree in Marketing, a Biologist with 6+ years in the cannabis space, a formally trained cannabis compliance officer, a botanist, and many other levels of professional partners and industry support positions.”

“We are looking forward positively to the final stages of our mutual reviews and believe that our eight month examination of numerous opportunities presented during our ongoing investigation of opportunities within this burgeoning business space has successfully brought us to the AGH group, a segment leading diversified cannabis company that is vertically integrated throughout the marijuana business space. Further advice will be forthcoming.” added Mr. Mac Donald.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E-Debit Global Corporation

By: /s/ Douglas Mac Donald

___________________________

Douglas Mac Donald

Title: Acting President

Date: November 16, 2017

3